UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2004

Date of Report (Date of earliest event reported)

333-81520

Commission File Number

-----------------------------------

MEDIATELEVISION.TV,  INC.

(Exact name of registrant as specified in its charter)

DELAWARE, U.S.A.                                                                                               98-0361568

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

1904 West 16th Avenue, Suite 1, Vancouver, BC, Canada V6J 2M4

(Address of principal executive offices)

(604) 732-4804

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On April 1, 2004, Mediatelevision.tc, Inc. (the "Company") completed its acquisition of Digital Color Print, Inc., a Nevada Corporation ("DCP"), pursuant to the terms and conditions included in the Share Exchange Agreement (the "Agreement").  The Agreement was included as Exhibit 10.9 to the Company's form 8-K as filed with the United States Securities and Exchange Commission on March 24, 2004.

Upon the closing, DCP became a wholly-owned subsidiary of the Company.  The Company will, pursuant to the Agreement, change its name to "Digital Color Print, Inc."  Michael Brennan, Alan Spatz and Ed St. Amour, the new directors and officers, have assumed their positions with the Company, and Penny O. Green, the former president, resigned from her position.

The acquisition was completed when the Company received 94.2% of the total issued and outstanding shares of DCP and exchanged for shares of the Company's common stock.

                                                                                                         MEDIATELEVISION.TV, INC.

Dated: April 1, 2004                                                                  /s/  Michael Brennan

                                                                                                                Michael Brennan,

                                                                                                                President